                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

             Current Report Pursuant to Section 13 or 15 (d) of The
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 25, 2002

                                ACMAT CORPORATION
               (Exact name of issuer as specified in its charter)


Connecticut                         0-6234                 0682460
(State of Incorporation)            (Commission            (I.R.S. Employer
                                    File Number)           Identification No.)

                                 233 Main Street
                              New Britain, CT 06050
                    (Address of principal executive offices)

Registrant's telephone number, including area code:  (860)  229-9000

Not Applicable
(Former name or former address, if changed since last report)


Item 5. Other Events

The Company has previously announced that Henry W. Nozko, Sr., the Founder, Chairman, President and Chief Executive Officer of the Corporation, died on January 13, 2002 at the age of 82. Upon his death, the Company incurred certain obligations to his estate and spouse that are payable from the proceeds of several key-man life insurance policies held by the Company. ACMAT Corporation is the beneficiary of approximately $8,900,000 from these life insurance policies.

After payment of such obligations, the Company expects that earnings for the quarter ending March 31, 2002 will reflect a one-time, net after-tax benefit of approximately $3,100,000 attributable to the portion of such insurance proceeds which the Company will retain. Basic and diluted earnings per share will increase by approximately $1.25 per share during the quarter ending March 31, 2002.

Item 7. Financial Statements and Exhibits

    (a) Financial Statements of Business Acquired. Not Applicable.

    (b) Pro-Forma Financial Information. Not Applicable.

    (c) Exhibits.

        The following document is filed as an Exhibit to this Report:

         Exhibit 99 - Press Release of the Company, dated January 25, 2002.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf, by the undersigned, thereunto duly authorized.

                                ACMAT Corporation



                                By:  Henry W. Nozko, Jr.
                                Chairman, President and Chief Executive Officer


Dated:  January 25, 2002
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                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------
   99             Press Release of the Company, dated January 25, 2002